EXHIBIT A

JOINT ACQUISITION STATEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that she or it knows or has reason to believe that such information is inaccurate.

Dated: March 25, 2025	Bayshore Capital Advisors, LLC
	By:	/s/ Tready A. Smith
Tready A. Smith, As Chief Executive Officer

Dated: March 25, 2025	Bayshore Rare Earths II, LLC
	By:	/s/ Tready A. Smith
Tready A. Smith, As Manager

Dated: March 25, 2025	Bayshore MGR, LLC
	By:	/s/ Tready A. Smith
Tready A. Smith, As Manager

Dated: March 25, 2025	By:	/s/ Tready A. Smith
Tready A. Smith